SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                  The Profit Recovery Group International, Inc.
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                (Name of Registrant as Specified in Its Charter)


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                  THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.
                            2300 Windy Ridge Parkway
                                 Suite 100 North
                             Atlanta, GA 30339-8426

                                                                   May 18, 2001

Dear Fellow Shareholder:

The Annual Meeting of Shareholders of The Profit Recovery Group International, Inc. will be held on May 25, 2001. Your Board of Directors unanimously recommends that you vote AGAINST Proposal 2, the proposal regarding the company's Shareholder Protection Rights Agreement (the "Rights Plan").

It is the Board's strong conviction that the Rights Plan is in the best interest of shareholders, as it enhances the negotiating position of the Board and is an important tool for maximizing shareholder value. Remember, the interests of the Board are perfectly aligned with the interests of all other shareholders: members of your Board together with their families own approximately 14% of the Company's outstanding shares.

Again, we urge you to vote AGAINST Proposal 2. Your vote is important, no matter how many or how few shares you may own. Please vote today--by telephone, via the Internet, or by returning the enclosed voting instruction form.

Thank you for your cooperation.

Very truly yours,

/s/ John M. Cook

John M. Cook
Chairman of the Board
and Chief Executive Officer



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                              MAKE YOUR VOTE COUNT!

   Remember, you can vote by telephone, or via the Internet. Simply follow the easy instructions on the enclosed voting instruction form.

             If you have any questions, or need assistance in voting
                  your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, at 1-888-750-5834.

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